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                                   ENDORSEMENT

This endorsement is part of the policy to which it is attached.

TRUSTEE-OWNED POLICIES

While this policy is owned by the trustee of a plan described in section 401(a) of the Internal Revenue Code:

(1) the Death Before The Annuity Commencement Date section of the Death Of Owner provision of the policy shall not apply;

(2)   the trustee must be the designated Beneficiary on the policy; and

(3) no transfer or assignment of the policy to a plan participant shall be permitted prior to the Annuity Commencement Date.

      (B) If the policy is assigned to a plan participant following the Annuity Commencement Date, benefits under the policy may not be sold, assigned, alienated, anticipated or pledged as collateral for a loan or security for the performance of an obligation by the plan participant or his or her Beneficiary, except that the policy may be transferred to a spouse or former spouse of the participant under a divorce or separation instrument as described in section 71(b)(2) of the Code.

      (C) If the policy is assigned to a plan participant on or after the Annuity Commencement Date, the annuity selected under the policy is a joint and last survivor annuity, and:

                  (1) the Joint Annuitant is the participant's spouse, payments under the annuity upon the participant's death must be made to the Joint Annuitant;

                  (2) the Joint Annuitant is someone other than the participant's spouse, payments upon the annuity upon the participant's death must be made to the Joint Annuitant unless:

                        (a) the participant designates another person to receive such payments;

                        (b)   such person is younger than the Joint Annuitant;
                              and

                        (c) following the year of such change in designation, no adjustment is required to be made to the amount of


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                              the payments to the participant under the annuity
                              for purposes of its continued compliance with the incidental death benefit requirement under the Code.


UNISEX RATES

In order to make this policy comply with the requirements of federal law, it is amended as described below:

AFFECTED PROVISION         AMENDMENT

Age and Sex                All references to the sex of the Annuitant are
                           withdrawn. No change will be made because of a misstatement of sex.

Annuity Options            The amount of the installments under Options 2 and 3
                           does not depend on the sex of the Annuitant(s).

Table of Monthly           The Table in the policy is replaced by the
Installments Under         Table attached to this Endorsement.
Guaranteed Annuity
Provisions


AMENDMENT

We reserve the right to amend this endorsement to comply with any changes in law occurring after the date this policy is issued.

                           THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


                                               President


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       TABLES OF MONTHLY INSTALLMENTS UNDER GUARANTEED ANNUITY PROVISIONS
                           PER $1,000 OF POLICY VALUE
              1st Installment due on the Annuity Commencement Date

                            OPTION 1. ANNUITY CERTAIN

YEARS              5         6          7          8          9         10         11        12      13
INSTALLMENTS       $17.91    $15.14     $13.16     $11.68     $10.53    $9.61      $8.86     $8.24   $7.71
YEARS              14        15         16         17         18        19         20        25      30
INSTALLMENTS       $7.26     $6.87      $6.53      $6.23      $5.96     $5.73      $5.51     $4.71   $4.18


                             OPTION 2. LIFE ANNUITY
                 (Based on age at the Annuity Commencement Date)

                           Unisex                                                  Unisex
         Without           Certain                               Without           Certain
         Refund      5     Period      20     Installment        Refund      5     Period      20   Installment
Age      on Death  Years   10 Years   Years   Refund       Age   on Death  Years   10 Years  Years  Refund
10       $2.85     $2.85   $2.85      $2.84   $2.84        66    $ 5.94    $ 5.88   $5.69    $5.00  $5.35
15        2.91      2.91    2.91       2.91    2.90        67      6.13      6.06    5.84     5.06   5.49
20        2.99      2.99    2.99       2.99    2.98        68      6.33      6.25    6.00     5.12   5.62
25        3.09      3.09    3.09       3.08    3.07        69      6.55      6.45    6.16     5.17   5.77
30        3.21      3.21    3.21       3.20    3.19        70      6.78      6.67    6.33     5.22   5.92
35        3.37      3.36    3.36       3.34    3.32        71      7.04      6.90    6.51     5.27   6.09
40        3.56      3.55    3.55       3.51    3.49        72      7.31      7.15    6.69     5.31   6.26
45        3.80      3.80    3.78       3.72    3.70        73      7.60      7.41    6.87     5.35   6.44
50        4.11      4.10    4.07       3.97    3.96        74      7.91      7.68    7.05     5.38   6.64
55        4.50      4.49    4.45       4.27    4.28        75      8.25      7.98    7.24     5.41   6.84
56        4.59      4.58    4.53       4.33    4.36        76      8.62      8.29    7.43     5.43   7.07
57        4.69      4.68    4.62       4.40    4.44        77      9.01      8.62    7.62     5.45   7.29
58        4.80      4.78    4.72       4.46    4.52        78      9.44      8.96    7.81     5.47   7.52
59        4.91      4.89    4.82       4.53    4.60        79      9.90      9.32    7.99     5.48   7.79
60        5.03      5.00    4.93       4.60    4.69        80     10.40      9.70    8.16     5.49   8.05
61        5.16      5.13    5.04       4.67    4.79        81     10.93     10.09    8.33     5.50   8.33
62        5.29      5.26    5.16       4.74    4.89        82     11.50     10.50    8.49     5.51   8.62
63        5.44      5.40    5.28       4.80    5.00        83     12.12     10.91    8.64     5.51   8.97
64        5.59      5.55    5.41       4.87    5.11        84     12.78     11.33    8.77     5.52   9.31
65        5.76      5.71    5.55       4.94    5.23        85     13.49     11.76    8.90     5.52   9.61


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       TABLES OF MONTHLY INSTALLMENTS UNDER GUARANTEED ANNUITY PROVISIONS
                                   (continued)
                           PER $1,000 OF POLICY VALUE
              1st Installment due on the Annuity Commencement Date

                      OPTION 3. JOINT AND SURVIVOR ANNUITY
                 (Based on age at the Annuity Commencement Date)

                    Unisex                                                Unisex
Age*                Without Refund    10 Year Certain   Age*              Without Refund    10 Year Certain
                    on Survivor's     Period                              on Survivor's     Period
                    Death                                                 Death
56                  $3.98             $3.98             71                $5.65             $5.59
57                   4.05              4.04             72                 5.83              5.75
58                   4.12              4.12             73                 6.03              5.93
59                   4.20              4.19             74                 6.24              6.11
60                   4.28              4.28             75                 6.46              6.30
61                   4.37              4.36             76                 6.71              6.50
62                   4.46              4.46             77                 6.97              6.70
63                   4.56              4.55             78                 7.25              6.91
64                   4.67              4.66             79                 7.56              7.13
65                   4.78              4.77             80                 7.89              7.34
66                   4.90              4.89             81                 8.24              7.56
67                   5.03              5.01             82                 8.62              7.77
68                   5.17              5.14             83                 9.02              7.97
69                   5.32              5.28             84                 9.46              8.17
70                   5.48              5.43             85                 9.92              8.36

*The amounts shown are based on the assumption that the payees are of equal ages, nearest birthday. On request, we will quote amounts for other combinations of age.


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